JAMES M. LAGANKE P.C.
202 E. Earll, #340
Phoenix, Arizona 85012
(602) 279-6399
FAX (602) 279-5509

James M. LaGanke/SBN 006913

Attorney for the Debtors

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF ARIZONA

In re:                            )     No. 96-09598-PHX-GBN
                                  )
CENTURY PACIFIC GLOBAL            )     Chapter 11 Proceeding
COMMERCE, LTD.,                   )
                                  )
                         Debtor,  )
                                  )
__________________________________)     No. 96-00935-PHX-RTB
In re:                            )
                                  )
                                  )     Chapter 11 Proceeding
CENTURY PACIFIC                   )
CORPORATION, also known as        )
CENTURY PACIFIC FINANCIAL         )     ORDER CLOSING ESTATES
CORPORATION,                      )
                                  )
                         Debtor.  )
__________________________________)

     Debtors' Joint Plan of Reorganization having been approved and an Order Confirming Debtors' Plan of Reorganization having been entered on July 22, 1998; and Affidavits having been filed showing substantial consummation of the steps taken (including instructions to the transfer agent for the issuance of free trading stock certificates to the Nevada corporations known as Century Pacific Global Commerce, Inc., Global I, Inc. and Global II, Inc.) pursuant to the Joint Plan under ss. 1145 of the Bankruptcy Code; and the Century Pacific debtor continuing to conduct business as "Century Pacific Financial Corporation", and this matter having come before the Court on the Objection of the United States Trustee in connection with the payment of post petition fees to the United States Trustee's office, and the United States Trustee affirming that the total fees in the three cases have been fully paid, it is

     ORDERED that the Joint Plan has been substantially consummated; that the caption be amended as set forth in this Order as to the Century Pacific debtor to reflect its current dba; that the estates of the debtors are hereby closed effective Dec. 30, 1998 subject only to the ministerial steps necessary for completion of the pending issuance of shares of stock pursuant to ss. 1145 of the Bankruptcy Code to the Nevada corporations formed as Global I, Inc., Global II, Inc. and Century Pacific Global Commerce, Inc.

     Dated this 4th day of January 1999.

                                             /s/ Redfield T. Baum
                                             -----------------------------------
                                             The Honorable Redfield T. Baum
                                             United States Bankruptcy Judge

APPROVED:

/s/ Elizabeth C. Amorosi
--------------------------------------
Elizabeth C. Amorosi
Attorney for United States Trustee